EZCORP Announces Pricing of $125 Million of Convertible Senior Notes Due 2024
Austin, Texas (June 29, 2017) - EZCORP, Inc. (NASDAQ: EZPW) (the “Company”), a leading provider of pawn loans in the United States and Mexico, announced today the pricing of $125,000,000 aggregate principal amount of convertible senior notes due 2024 (the “Convertible Notes”). The Convertible Notes were offered in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company granted an option to the initial purchasers for up to an additional $18,750,000 aggregate principal amount of Convertible Notes. The Convertible Notes will pay interest semiannually at an annual rate of 2.875% and will be convertible into cash, shares of the Company’s Class A Non-Voting Common Stock (“Class A common stock”) or a combination thereof, at the Company’s election, based on the applicable conversion rate at such time. The Convertible Notes have an initial conversion rate of 100 shares of Class A common stock per $1,000 principal amount of Convertible Notes (which is equal to an initial conversion price of $10.00 per share of Class A common stock), representing an initial conversion premium of approximately 30% above the closing price of $7.70 per share of the Company’s Class A common stock on June 28, 2017. The conversion rate is subject to adjustment in certain circumstances.
The Convertible Notes will mature on July 1, 2024, unless earlier converted, redeemed or repurchased in accordance with their terms. Prior to the close of business on the business day immediately preceding January 1, 2024, the Convertible Notes will be convertible at the option of the holder only upon the occurrence of certain events and during certain periods, and thereafter, at any time prior to the close of business on the business day immediately preceding the maturity date.
The Company, at its option, may redeem for cash all or any portion of the Convertible Notes on or after July 6, 2021, if the last reported sale price of the Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days, including the trading day immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption. The redemption price will be equal to 100% of the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
The Company estimates that it will receive net proceeds from the offering of approximately $121 million (or approximately $139.75 million if the initial purchasers exercise their option to purchase additional notes in full). The Company intends to use the net proceeds from this offering to repay all borrowings outstanding under its senior secured credit facility, which will be terminated, and for general corporate purposes. As of March 31, 2017, there was approximately $50 million in aggregate principal amount outstanding under the senior secured credit facility.
The Company has also agreed to repurchase $35 million of its outstanding 2.125% Cash Convertible Senior Notes due 2019 (the "outstanding convertible notes") from the proceeds of this offering. In addition, the Company may use a material portion of the net proceeds from this offering to acquire complementary businesses. The Company is in various levels of discussion regarding a number of acquisition opportunities in the U.S., Canada, and Latin America, and has entered into a non-binding letter of intent to acquire pawnshops in Latin America. At this time, there can be no assurance that the Company will complete any of those potential acquisitions.
In connection with the issuance of the outstanding convertible notes, the Company entered into convertible note hedge and warrant transactions with several option counterparties (the "option counterparties"). In connection with the Company's repurchase of outstanding convertible notes, the Company will also unwind a corresponding amount of the associated convertible note hedge and warrant transactions. The Company has been advised that the option counterparties have established hedges in respect of the convertible note hedge and warrant transactions by buying the Company's Class A common stock and/or entering into various derivatives with respect to the Company's Class A common stock. In connection with the Company's unwinding a portion of the convertible note hedge and warrant transactions, the Company expects that the option counterparties will unwind a portion of their hedge positions by selling the Company's Class A common stock and/or unwinding derivative transactions with respect to the Company's Class A common stock. Any of these activities could adversely affect the value of the Company's Class A common stock and the value of the Convertible Notes. The Company expects to separately receive payments in connection with the partial unwind of such convertible note hedge transactions and expects to make payments in connection with the partial unwind of such warrant transactions, in each case, in amounts that depend on the market price of the Company's Class A common stock at such times as agreed with the option counterparties.
This press release is neither an offer to sell nor a solicitation of an offer to buy the Convertible Notes or any shares of the Company’s Class A common stock issuable upon conversion of the Convertible Notes, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.
The Convertible Notes and any shares of the Company’s Class A common stock issuable upon conversion of the Convertible Notes have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The offering is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this press release are forward-looking and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the proposed offering of the Convertible Notes, that address activities that the Company plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, including future capital expenditures and future financial or operating results, are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in operating risks, liquidity risks, legislative developments and other risk factors and known trends and uncertainties as described in the Company’s Annual Report on Form 10-K for the year ended September 30, 2016 and Quarterly Reports on Form 10-Q for the quarters ended December 31, 2016 and March 31, 2017, as filed with the SEC. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in the forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
ABOUT EZCORP
EZCORP is a leading provider of pawn loans in the United States and Mexico. At our pawn stores, we also sell merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers.
Contact:
Jeff Christensen
Vice President, Investor Relations
Email: jeff_christensen@ezcorp.com
Phone: (512) 437-3545